Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos., 333-208598, 333-221480, 333-228308, 333-233054, 333-234519, 333-243491, 333-243515, 333-259196 and 333-260948) on Form S-8 and (Nos. 333-231382 and 333-233052) on Form S-3, as amended, of our report dated March 3, 2022, with respect to the consolidated financial statements of Wave Life Sciences Ltd. and subsidiaries.

/s/ KPMG LLP

Boston, Massachusetts

March 3, 2022